EXHIBIT 10.27



                                 LEASE AGREEMENT

     This LEASE AGREEMENT (the "Lease") dated as of September 8, 2008 (the "Date of Lease") is made by and between GATEWAY 38 LLC, a Maryland limited liability company ("Landlord"), and CARROLLTON BANCORP, a Maryland corporation ("Tenant") (collectively the "Parties" or individually a "Party").

1.   Basic Provisions.

         1.1. Premises: A portion (the "Premises"), deemed to be comprised of 20,427 square feet of space, known as Suite "A" and outlined on Exhibit A attached hereto, of the building (the "Building") located at 7151 Columbia Gateway Drive in Columbia, Howard County, Maryland. The Building is located in the commercial center commonly known as "Gateway Business Center" (the "Commercial Center"). Except to the extent expressly provided to the contrary elsewhere in this Lease, Tenant shall have non-exclusive rights to the Common Areas (as defined in Section 2.2 of this Lease), but shall not have any rights to the roof, the exterior walls or utility raceways of the Building or to any other buildings in the Commercial Center. The Premises, the Building, the Common Areas, all other buildings and improvements in or on the Commercial Center, together with the land upon which all of the same are located, are herein collectively referred to as the "Commercial Center" or the "Property". Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease, intending all of such terms, covenants and conditions to be made under seal. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent, Operating Expenses and/or Real Property Taxes is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

         1.2. Term: Ten (10) years, seven (7) months, and twenty-two (22) days (the "Term"), commencing on September 9, 2008 (the "Commencement Date") and ending on April 30, 2019 (the "Expiration Date"). Tenant shall have the right to extend the original Term in accordance with the terms and conditions of Section 15.18 of this Lease.

         1.3. Base Rent:

         (a) Tenant shall pay basic rent ("Base Rent") to Landlord for the Premises during the original Term in accordance with the following schedule:

--------------------------------------------------|-------------------------------------------
       Period of Time During Original Term        |     Monthly Installment of Base Rent
--------------------------------------------------|-------------------------------------------
     September 9, 2008 to December 15, 2008       |                  $0.00
 (the "Pre-Base Rent Commencement Date Period")   |
--------------------------------------------------|-------------------------------------------
     December 16, 2008 to December 31, 2008       |  $10,543.04 (based on 16 days at a per
                                                  |          diem rate of $658.94)
--------------------------------------------------|-------------------------------------------
        January 1, 2009 to April 30, 2009         |                  $0.00
--------------------------------------------------|-------------------------------------------
        May 1, 2009 to December 31, 2009          |                $20,427.00
--------------------------------------------------|-------------------------------------------

--------------------------------------------------|-------------------------------------------
      January 1, 2010 to December 31, 2010        |                $20,937.68
--------------------------------------------------|-------------------------------------------
      January 1, 2011 to December 31, 2011        |                $21,461.12
--------------------------------------------------|-------------------------------------------
      January 1, 2012 to December 31, 2012        |                $21,997.64
--------------------------------------------------|-------------------------------------------
      January 1, 2013 to December 31, 2013        |                $22,547.58
--------------------------------------------------|-------------------------------------------
      January 1, 2014 to December 31, 2014        |                $23,111.27
--------------------------------------------------|-------------------------------------------
      January 1, 2015 to December 31, 2015        |                $23,689.05
--------------------------------------------------|-------------------------------------------
      January 1, 2016 to December 31, 2016        |                $24,281.28
--------------------------------------------------|-------------------------------------------
      January 1, 2017 to December 31, 2017        |                $24,888.31
--------------------------------------------------|-------------------------------------------
      January 1, 2018 to December 31, 2018        |                $25,510.52
--------------------------------------------------|-------------------------------------------
        January 1, 2019 to April 30, 2019         |                $26,148.28
--------------------------------------------------|-------------------------------------------

         (b) If the Base Rent Commencement Date (as defined in Section 1.10 of this Lease) is not the 1st day of a calendar month, then and in such event, Tenant shall also pay to Landlord on the Base Rent Commencement Date, as the Base Rent for that period of time commencing on the Base Rent Commencement Date and ending on the last day of the calendar month in which the Base Rent Commencement Date shall occur, that amount of money equal to the product of (i) the number of days occurring during the period of time commencing on the Base Rent Commencement Date and ending on the last day of the calendar month in which the Base Rent Commencement Date shall occur, and (ii) the per diem rate derived from that fraction having as its numerator the number $20,427.00 and as its denominator the number of days occurring during the calendar month in which the Base Rent Commencement Date shall occur.

         (c) Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall have no obligation to pay to Landlord any monthly installments of Base Rent with respect to that period of time commencing on the 1st day of the 1st full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date and ending on the last day of the 4th full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date. The terms and conditions of the preceding sentence of Section 1.3(c) of this Lease shall not apply to any Renewal Term becoming effective in accordance with the terms and conditions of Section 15.18 of this Lease.

         1.4. Tenant's Share (the "Tenant's Share"):

         (a) The Commercial Center or the Property: 10.04%. The Tenant's Share with respect to the Commercial Center or the Property represents that percentage corresponding to the fraction having as its numerator the size of the Premises (20,427 square feet of space) and as its denominator the size of all buildings in the Commercial Center or the Property (203,459 square feet of space).

         (b) The Building: 42.44%. The Tenant's Share with respect to the Building represents that percentage corresponding to the fraction having as its numerator the size of the Premises (20,427 square feet of space) and as its denominator the size of the Building (48,136 square feet of space).

         (c) The Tax Parcel: 10.04%. The Tenant's Share with respect to the Tax Parcel (as defined in Section 10 of this Lease) represents that percentage corresponding to the fraction having as its numerator the size of the Premises (20,427 square feet of space) and as its denominator the size of all buildings in the Tax Parcel (203,459 square feet of space).

         1.5. Security Deposit (the "Security Deposit"): $20,427.00.

         1.6. Permitted Use (the "Permitted Use"): General offices. Tenant shall use and occupy the Premises only for the Permitted Use. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance.

         1.7. Guarantor ("Guarantor"): None.

         1.8. ADDRESS FOR RENT PAYMENTS: ALL AMOUNTS PAYABLE BY TENANT TO LANDLORD SHALL UNTIL FURTHER NOTICE FROM LANDLORD BE PAID TO LANDLORD c/o P.O. BOX 6110, HICKSVILLE, NEW YORK 11802-6110.

         1.9. Tenant's Estimated Monthly Rent Payment: The following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease as of the Base Rent Commencement Date. This estimate is made at the inception of this Lease and is subject to adjustment pursuant to the provisions of this Lease:

         (a) Base Rent (Section 4.1 of this Lease)                              $20,427.00
         (b) Operating Expenses (Section 4.2 of this Lease, excluding Real        2,127.81
             Property Taxes and Landlord Insurance)
         (c) Landlord Insurance (Section 8.2 of this Lease)                         136.18
         (d) Real Property Taxes (Section 10 of this Lease)                       2,978.94
         (e) HVAC Service Contract Expenses (Section 7.1(b) of this Lease)          425.56
                                                                                ----------
        Estimated Monthly Payment                                               $26,095.49

         1.10. BASE RENT COMMENCEMENT DATE (the "Base Rent Commencement Date"). December 16, 2008, subject to adjustment in accordance with the terms and conditions of Section 15.15(e) of this Lease.

         1.11. PRE-BASE RENT COMMENCEMENT DATE PERIOD (the "Pre-Base Rent Commencement Date Period"). That period of time during the original Term commencing on the Commencement Date and ending on the day before the Base Rent Commencement Date. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in connection with the Pre-Base Rent Commencement Date Period: (a) Tenant shall have no obligation pursuant to this Lease to pay to Landlord for the Premises any payments of Base Rent; (b) Tenant shall have no obligation pursuant to this Lease to pay to Landlord for the Premises any payments as Tenant's Share of Operating Expenses; and (c) Except to the limited extent set forth in Section 15.19 of this Lease, Tenant shall have no right to enter upon, use or occupy the Premises.

     2. Common Areas. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Commercial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Commercial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Section
15.12 of this Lease. Landlord hereby grants to Tenant, for the benefit of Tenant and its agents, employees, suppliers, shippers, contractors, customers, licensees and invitees, during the Term, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Commercial Center. Landlord shall have the right, in Landlord's sole discretion, from time to time: (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) To designate other land outside the boundaries of the Property to be used by tenants of the Commercial Center as a part of the Common Areas; (d) To add additional buildings and improvements to the Common Areas; (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Commercial Center or any portion thereof; and (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Commercial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate. In connection with any exercise by Landlord of any of the rights reserved to Landlord pursuant to Section 2 of this Lease, Landlord shall use its commercially reasonable efforts, except in the event of an Emergency (herein defined), (i) to minimize any undue disruption to or interference with the use of the Premises by Tenant for the uses permitted pursuant to this Lease and in accordance with the terms and conditions of this Lease, and (ii) to provide an alternate means of ingress and egress from the Premises to one of the public roadways abutting the Property in the event that all of the routes of ingress or egress from the Premises to public roadways abutting the Property existing as of the Date of Lease are blocked or rendered unavailable. For purposes of this Lease, "Emergency" means any condition or circumstance pertaining to the Property that, in the sole but reasonable judgment of Landlord, constitutes an emergency or a condition or circumstance involving imminent danger to property or to the health or safety of persons.

     3. Delay in Possession. If for any reason Landlord cannot Substantially Complete (herein defined) the Landlord's Work (herein defined) and deliver possession of the Premises to Tenant by the Base Rent Commencement Date (as set forth in Section 1.10 of this Lease), Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant following Substantial Completion of the Landlord's Work. If possession of the Premises is not delivered to Tenant following Substantial Completion of the Landlord's Work within 60 days after the Base Rent Commencement Date (as set forth in Section 1.10 of this Lease) and such delay is not due to Tenant's acts, failure to act or omissions Tenant may by notice in writing to Landlord within 10 days after the end of said 60 day period cancel this Lease, whereupon Landlord shall promptly return to Tenant all monies theretofore paid by Tenant to Landlord on account of the Security Deposit or any advance payments of Base Rent, and thereupon the Parties shall be discharged from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 10 day period, Tenant's right to cancel this Lease shall terminate.

     4. Rent.

         4.1. Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (all such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the 1st day of each month. Base Rent and Additional Rent for any period during the Term which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

         4.2. Operating Expenses. Commencing on the Base Rent Commencement Date Tenant shall pay to Landlord, on the 1st day of each month during that portion of the original Term commencing on the Base Rent Commencement Date, and in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

         (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Commercial Center, including, without limitation, the following: (i) The operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories; (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas; (iii) Trash disposal, janitorial, snow removal, property management and security services; (iv) Real Property Taxes (as defined in Section 10 of this Lease); (v) Premiums for the insurance policies maintained by Landlord under Section 8 of this Lease; (vi) Environmental monitoring and insurance programs; (vii) Monthly amortization of Includable Capital Expenditures (herein defined) to the Common Areas and the Building (the monthly amortization of any such Includable Capital Expenditure shall be the sum of (A) the quotient obtained by dividing the cost of the Includable Capital Expenditure by the number of months of useful life of such Includable Capital Expenditure, as determined in accordance with generally accepted accounting principles, consistently applied, plus (B) an amount equal to the cost of such Includable Capital Expenditure times 1/12 of the lesser of 12.00% or the maximum annual interest rate permitted by law); (viii) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, elevators and fire detection and sprinkler systems; (ix) Costs incurred by Landlord in connection with the Roof Maintenance Contract (as defined in Section 7.2 (b) of this Lease); and (x) If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance. The inclusion of the improvements, facilities and services set forth in Section 4.2(a) of this Lease shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services. To the extent Landlord shall determine, in its sole but reasonable discretion, that any of the Operating Expenses shall have been incurred solely for the benefit of: (A) Tenant or otherwise solely or substantially as a result of Tenant's use of the Premises, Landlord shall require that such Operating Expenses be borne solely by Tenant; or (B) solely for a tenant or occupant of the Commercial Center other than Tenant, Landlord shall require that such Operating Expenses be borne solely by such tenant or occupant other than Tenant. Landlord shall not include as an Operating Expense any costs or expenses incurred by Landlord in connection with:
(I) any Non-Roof Maintenance Contract Roof Work (as defined in Section 7.2(a) of this Lease); and (II) any capital expenditures, as determined in accordance with generally accepted accounting principles, consistently applied, other than Includable Capital Expenditures. For purposes of this Lease, "Includable Capital Expenditure" means any cost or expense constituting a capital expenditure, as determined pursuant to generally accepted accounting principles, consistently applied, that is incurred by Landlord in connection with its operation of the Commercial Center for the purpose of improving the operation and/or efficiency of the Building or the Commercial Center or to reduce Operating Expenses on an overall basis.

         (b) Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of Operating Expenses, as estimated by Landlord. Tenant's Share of Operating Expenses, as estimated by Landlord to be applicable as of the Base Rent Commencement Date, is set forth in Section 1.9 of this Lease. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under Section 4.2(b) of this Lease during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Operating Expenses next becoming due. If Tenant's estimated payments under Section 4.2(b) of this Lease during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 30 days after delivery by Landlord to Tenant of said statement. At any time (but not more than one time in any calendar year falling wholly or partially within the Term) Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses to reflect Landlord's estimate of such expenses for the year.

         (c) As used in Section 4.2(c) of this Lease, "Capped Operating Expenses" means those Operating Expenses that are, in the sole but reasonable opinion of Landlord, specifically under Landlord's control (being, specifically, real property management fees and the Operating Expenses described in Section 4.2(a)(i) and Section 4.2(a)(viii) of this Lease) and shall not include any Operating Expenses that are not, in the sole but reasonable opinion of Landlord, under Landlord's control (such as, for example, Real Property Taxes, utility charges, snow removal costs, and costs of insurance). As used in Section 4.2(c) of this Lease, "Base Costs" means Tenant's Share of Capped Operating Expenses for calendar year 2008, as determined pursuant to final reconciliation of actual Capped Operating Expenses for such calendar year; and "Cap Amount" means, for any calendar year, the maximum amount required to be paid by Tenant as Tenant's Share of Capped Operating Expenses pursuant to the provisions of Section 4.2(c) of this Lease. If the Base Rent Commencement Date shall occur in calendar year 2008 on a date that is other than January 1, 2008, then and in such event, and for purposes of Section 4.2(c) of this Lease, "Base Costs" shall mean Tenant's Share of Capped Operating Expenses for calendar year 2008, determined as aforesaid, assuming the Base Rent Commencement Date had occurred on January 1, 2008. For calendar year 2009, Tenant shall not be required to pay that portion, if any, of the actual Tenant's Share of Capped Operating Expenses for such calendar year which exceeds 105.00% of the Base Costs amount (105.00% of the Base Costs amount being the Cap Amount applicable for the calendar year 2009). For each calendar year subsequent to the calendar year 2009, Tenant shall not be required to pay that portion, if any, of the actual Tenant's Share of Capped Operating Expenses for such calendar year which exceeds 105.00% of the Cap Amount applicable for the immediately preceding calendar year. Notwithstanding the foregoing, to the extent the actual Tenant's Share of Capped Operating Expenses for any calendar year exceeds the Cap Amount applicable for such calendar year (an "Excess"), such Excess shall be recoverable by Landlord from Tenant to the extent the actual Tenant's Share of Capped Operating Expenses for any one or more calendar years is less than the Cap Amount applicable for any such one or more calendar years. The amount of any Excess recoverable by Landlord pursuant to Section 4.2(c) of this Lease shall be payable to Landlord within 30 days following determination from time to time, based on final reconciliation of actual Capped Operating Costs for any calendar year, that Landlord is entitled to recovery of any portion of such Excess.

         (d) In the event that Tenant shall dispute the amounts set forth in any of Landlord's statements regarding actual Operating Expenses, Tenant shall have the right, not later than 90 days following the receipt of any such statement, to review Landlord's books and records with respect to the period of time covered by such statement. Any such review by Tenant shall occur upon not less than 10 days' prior notice to Landlord at the place of business of Landlord's property manager or the actual location of Landlord's books and records, if different than the office of Landlord's property manager, during the normal business hours of Landlord or such property manager. If Tenant shall not request a review of any such statement in accordance with the preceding provisions of this paragraph within 90 days following the receipt of Landlord's statement, such statement shall be deemed to be conclusively binding upon Tenant.

         (e) Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall have no obligation to pay to Landlord pursuant to this Lease any payments on account of Tenant's Share of Operating Expenses with respect to that period of time commencing on the 1st day of the 1st full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date and ending on the last day of the 4th full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date. The terms and conditions of Section 4(e) of this Lease shall not apply to any Renewal Term becoming effective in accordance with the terms and conditions of Section 15.18 of this Lease.

     5. Security Deposit. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Section 1.5 of this Lease as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Section 13.1 of this Lease), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Section 1.5 of this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, not later than 60 days after the Expiration Date or any earlier date as of which this Lease shall terminate and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

     6. Use.

         6.1. Hazardous Substances.

         (a) Reportable Uses Requires Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof, and any other hazardous or toxic substances, materials, wastes, pollutants and the like which are defined as such in (or regulated by) any applicable local, state or federal law, any other federal, state, local or foreign law or ordinance which is presently in effect or hereafter enacted relating to environmental matters, any rules and regulations promulgated under any of the foregoing, and any and all amendments to the foregoing. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Section 6.2 of this Lease). "Reportable Use" shall mean (A) the installation or use of any above or below ground storage tank, (B) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (C) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all

Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including, but not limited to, the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

         (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

         (c) Indemnification. Tenant shall indemnify, defend (with counsel satisfactory to Landlord), protect and hold harmless Landlord, Landlord's affiliates, Lenders (herein defined), and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents (including, without limitation, any property manager employed by Landlord from time to time with respect to the operation by Landlord of the Property) of the foregoing (collectively, the "Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under Section 6.1(c) of this Lease shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under Section 6.1(c) of this Lease shall survive the expiration or earlier termination of this Lease.

         (d) Agreement by Landlord. Nothing set forth in Section 6 of this Lease shall be construed so as to obligate Tenant to be responsible for the removal or remediation of any Hazardous Substances brought to, used, handled, manufactured, generated, or disposed of at, on or about the Property at any time on or before the Date of Lease by (i) Landlord or any predecessor of Landlord as owner of the Property, or (ii) any person or party that use or occupied the Premises prior to the Date of Lease except to the extent, if any, Tenant or any of the agents, employees or contractors of Tenant shall in any way exacerbate any such pre-existing Hazardous Substances.

         6.2. Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including, but not limited to, matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt notify
     Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements. At Landlord's sole cost and expense, Landlord shall fully, diligently and in a timely manner comply with all Applicable Requirements governing to the operation of the Property by Landlord.

         6.3. Inspection; Compliance with Law. Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises (collectively, "Lenders") shall have the right to enter the Premises at any time and without any obligation to give any advance notice of any kind in the case of an Emergency, and otherwise during normal business hours of Tenant, after giving not less than 24 hours' oral or written notice to Tenant, for the purposes of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

     7. Maintenance, Repairs, Trade Fixtures and Alterations.

         7.1. Tenant's Obligations.

         (a) Subject to the  provisions  of Section 7.2 of this Lease  (entitled
"Landlord's Obligations"), Section 9 of this Lease (entitled "Damage or Destruction") and Section 14 of this Lease (entitled "Condemnation"), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights (if any), but excluding any items which are the responsibility of Landlord pursuant to Section 7.2 of this Lease. Tenant hereby acknowledges that the heating, ventilating and/or air conditioning system serving the Premises consists of a heating, ventilating and/or air conditioning system and/or heating, ventilating and/or air conditioning units (which may be located on the rooftop of the Building) that serve the Premises and no other portions of the Building. Tenant's obligations pursuant to Section 7.1 of this Lease shall include restorations, replacements or renewals, as and when necessary during the Term, to keep the Premises, all improvements thereon or a part thereof, and all machinery, equipment and systems being a part thereof or serving the Premises (including, without limitation, the heating, ventilating and/or air conditioning system and/or the heating, ventilating and/or air conditioning units serving the Premises (whether located within the Building or on the roof of the Building)) in good order, condition and state of repair.

         (b) At all times during the Term on and after the Base Rent Commencement Date Landlord shall cause to be effective a service contract (the "HVAC Service Contract") entered into between Landlord and an independent contractor selected by Landlord covering the repair and maintenance of the heating, ventilating and/or air conditioning system and/or the heating, ventilating and/or air conditioning units serving the Premises. The fees, costs and expenses paid by Landlord to the contractor pursuant to the HVAC Service Contract shall be paid by Landlord; provided, however, Tenant shall reimburse Landlord for all of such fees, costs and expenses from time to time during the Term not later than 30 days after written demand shall be made therefor by Landlord of Tenant. Any written demand for reimbursement made by Landlord of Tenant in accordance with the terms and conditions of the preceding sentence of this paragraph shall be accompanied by copies of invoices or other evidence satisfactory to Tenant showing Landlord to have incurred the fees, costs and expenses in question. At all times during the Term Landlord shall employ commercially reasonable means to ensure compliance by the contractor under the HVAC Service Contract with its obligations under the HVAC Service Contract. At the option of Landlord, Tenant shall pay to Landlord, as Additional Rent at the times that monthly installments of Base Rent are payable by Tenant to Landlord pursuant to this Lease, a monthly sum estimated by Landlord, in its sole but reasonable judgment, to cover the fees, costs and expenses likely to be incurred by Landlord with respect to the services provided pursuant to the HVAC Service Contract. If Landlord shall collect monthly estimated amounts from Tenant in accordance with the terms and conditions of the preceding sentence of this paragraph, then and in such event, from time to time during the Term (but not less than annually) Landlord shall provide to Tenant a written reconciliation of the actual fees, costs and expenses incurred by Landlord in such regard and Tenant shall pay to Landlord any amounts due and owing to Landlord for the fees, costs and expenses incurred by Landlord for such services that are in excess of the estimated monthly amounts theretofore paid by Tenant to Landlord with respect to the time periods in question. Tenant hereby acknowledges that the terms of the HVAC Service Contract shall not cover the replacement of the heating, ventilating and/or air conditioning system and/or any of the heating, ventilating and/or air conditioning units serving the Premises in their entireties or any replacement of major components (such as compressors) thereof.

         (c) For purposes of this Lease, "Janitorial Services" means janitorial cleaning services with respect to the interior of the Premises on weekdays (other than federal, state or local holidays) meeting the requirements for such janitorial services adopted by Landlord from time to time with respect to spaces within the Building demised to third party tenants. For purposes of this Lease, "Janitorial Services Expenses" means all costs incurred by Landlord in connection with the provision of Janitorial Services to the Premises together with a reasonable management fee to Landlord therefor. At all times during the Term on and after the Base Rent Commencement Date Landlord shall provide Janitorial Services to the Premises. The Janitorial Services Expenses shall be paid by Landlord; provided, however, Tenant shall reimburse Landlord for all of such fees, costs and expenses from time to time during the Term not later than 30 days after written demand shall be made therefor by Landlord of Tenant. Any written demand for reimbursement made by Landlord of Tenant in accordance with the terms and conditions of the preceding sentence of this paragraph shall be accompanied by copies of invoices or other evidence satisfactory to Tenant showing Landlord to have incurred the Janitorial Services Expenses. At the option of Landlord, Tenant shall pay to Landlord, as Additional Rent at the times that monthly installments of Base Rent are payable by Tenant to Landlord pursuant to this Lease, a monthly sum estimated by Landlord, in its sole but reasonable judgment, to cover the Janitorial Services Expenses. If Landlord shall collect monthly estimated amounts from Tenant in accordance with the terms and conditions of the preceding sentence of this paragraph, then and in such event, from time to time during the Term (but not less than annually) Landlord shall provide to Tenant a written reconciliation of the actual Janitorial Services Expenses incurred by Landlord in such regard and Tenant shall pay to Landlord any amounts due and owing to Landlord for Janitorial Services Expenses incurred by Landlord that are in excess of the estimated monthly amounts theretofore paid by Tenant to Landlord with respect to the time periods in question. Notwithstanding anything to the contrary set forth elsewhere in
Section 7.1(c) of this Lease, Tenant shall have the right, at Tenant's sole option, to be exercised by giving not less than 45 days' advance notice thereof to Landlord, to perform all Janitorial Services for itself, at Tenant's sole cost and expense, by means of the employment of third party contractors or otherwise, whereupon on and as of that date which is the 46th day after the date of any such notice given by Tenant to Landlord, Landlord shall have no obligation pursuant to this Lease to provide any such Janitorial Services to Tenant. In the event that in accordance with the immediately preceding sentence of this paragraph Tenant shall elect to provide Janitorial Services for itself and Landlord shall no longer have any obligation pursuant to this Lease to provide any Janitorial Services to Tenant, then and in such event, from and after that date which is the 46th day after the date of such notice from Tenant to Landlord, Tenant shall cause Janitorial Services to be provided with respect to the interior of the Premises on a regular basis so that interior of the Premises shall be at all times clean, neat and free of debris.

         7.2. Landlord's Obligations.

         (a) Subject to the provisions of Section 6 of this Lease (entitled "Use"), Section 7.1 of this Lease (entitled "Tenant's Obligations"), Section 9 of this Lease (entitled "Damage or Destruction") and Section 14 of this Lease (entitled "Condemnation"), Landlord, at its expense and not subject to reimbursement pursuant to Section 4.2 of this Lease, (i) shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building, and (ii) shall perform all Non-Roof Maintenance Contract Roof Work (herein defined) becoming necessary from time to time during the Term. Subject to reimbursement in accordance with the terms and conditions of Section 4.2 of this Lease, Landlord shall keep the Common Areas in good order, condition and repair. For purposes of this Lease, "Non-Roof Maintenance Contract Roof Work" means any repair or replacement of the roof of the Building (including, without limitation, any replacement of the entirety of the roof of the Building) becoming necessary to be made with respect to the roof of the Building from time to time during the Term that is not covered under the terms and conditions of the Roof Maintenance Contract (as defined in Section 7.2(b) of this Lease).

         (b)  At  all  times  during  the  Term  on  and  after  the  Base  Rent
Commencement Date Landlord shall cause to be effective a service contract covering the repair and maintenance of the roof of the Building (the "Roof Maintenance Contract") entered into between Landlord and an independent contractor selected by Landlord. The terms, conditions, and scope of coverage of the Roof Maintenance Contract shall be determined by Landlord, in Landlord's sole but reasonable judgment. The fees, costs and expenses paid by Landlord to the contractor pursuant to the Roof Maintenance Contract shall be paid by Landlord subject to reimbursement by Tenant in accordance with Section 4.2 of this Lease as an Operating Expense. At all times during the Term Landlord shall employ commercially reasonable means to ensure compliance by the contractor under the Roof Maintenance Contract with its obligations under the Roof Maintenance Contract. Landlord and Tenant hereby agree any repair, replacement or maintenance that may at any time during the Term be required to be made to the roof of the Building in accordance with the terms and conditions of this Lease, other than if due to the willful act or negligence of Tenant or any of the agents, employees or contractors or Tenant, shall be performed either (i) pursuant to the terms and conditions of the Roof Maintenance Contract or (ii) by Landlord as work being a part of the Non-Roof Maintenance Contract Roof Work.

         7.3. Alterations; Surrender/Restoration. Tenant shall not make nor cause to be made any alterations, installations in, on, under or about the Premises without first having obtained the prior written consent thereto of Landlord (which prior written consent of Landlord, except has hereinafter provided, shall not be unreasonably withheld, conditioned or delayed by Landlord); provided, however, that Landlord shall have the right, in Landlord's sole and absolute discretion, to withhold its prior written consent if Landlord, in Landlord's sole but reasonable judgment, shall determine that any of the alterations or installations proposed by Tenant to be made in, on, under or about the Premises shall adversely affect the structural integrity of the Building or any of the heating, ventilating, air conditioning, plumbing, electrical, fire and life safety, or other mechanical systems serving the Property. Tenant shall surrender the Premises by the end of the last day of the Term or any earlier termination date of this Lease, (a) clean and free of debris, (b) in good operating order, condition and state of repair, and (c) otherwise in the same condition as delivered by Landlord to Tenant on the Base Rent Commencement Date or the date of any earlier possession of the Premises by Tenant in accordance with the terms and conditions of this Lease, reasonable wear and tear excepted. In furtherance of the foregoing and without limiting the generality thereof, on or before the last day of the Term or any earlier termination date of this Lease, at Tenant's sole cost and expense, Tenant shall (i) remove from the Premises all of Tenant's personal property and trade fixtures, (ii) except to the extent specified to the contrary in any written agreement made between Landlord and Tenant, remove from the Premises all alterations and improvements to the Premises, if any, made by Tenant, (iii) remove from the Premises all floor bolts, patch all floors of the Premises, and cause all lights serving the Premises to be in good operating condition, (iv) deliver to Landlord all keys to the Premises then in the possession of Tenant, and (v) take all actions necessary to ensure that the Premises shall be surrendered by Tenant to Landlord in a condition consistent in all respects with the requirements set forth in Exhibit C attached to and hereby made a part of this Lease. In the event that for any reason whatsoever Tenant shall fail to remove on or before the last day of the Term or any earlier termination date of this Lease all of the personal property, trade fixtures and alterations and improvements of Tenant, as required in accordance with the terms and conditions of the preceding provisions of Section 7.3 of this Lease, then and in such event, as of the 1st day after the last day of the Term or any earlier termination date of this Lease, all such personal property, trade fixtures, alterations and improvements of Tenant shall be deemed to have been abandoned in all respects by Tenant and Landlord shall have the right, in Landlord's sole and absolute discretion, to retain any or all of the same as Landlord's property or dispose of any or all of the same, at Tenant's sole cost and expense, in any manner deemed fit or appropriate by Landlord, in Landlord's sole and absolute discretion. In the event that in accordance with the terms and conditions of the preceding sentence Landlord shall dispose of any or all of the personal property, trade fixtures, alterations or improvements of Tenant that shall be deemed to have been so abandoned by Tenant, then and in such event, not later than 10 days after written demand shall be made therefor by Landlord on Tenant, Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with such disposal, together with interest thereon at the default rate specified in Section 13.3 of this Lease from the effective date of such abandonment by Tenant until the date such costs and expenses shall be reimbursed by Tenant to Landlord in full. Tenant has heretofore advised Landlord that in connection with its use and operation of the Premises in accordance with the terms and conditions of this Lease, Tenant wishes to install and operate at and within the Premises a controlled access system (the "Controlled Access System"). Subject to the terms and conditions of this Lease, Tenant shall have the right to install and operate the Controlled Access System at and within the Premises at any time or times during the Term; provided, however, that (A) the Controlled Access System is installed and operated by Tenant, at Tenant's sole cost and expense, and in accordance with all Applicable Requirements, and (B) at Tenant's sole cost and expense, the Controlled Access System shall be removed from the Premises by Tenant on or before the Expiration Date or any earlier date as of which this Lease shall expire and the Premises shall be restored to its condition as existing prior to the installation by Tenant of the Controlled Access System.

     8. Insurance; Indemnity.

         8.1. Tenant's Insurance. At its sole cost and expense, Tenant shall maintain in full force and effect during the Term the following insurance coverages insuring against claims which may arise from or in connection with Tenant's operation and use of the Premises: (a) Commercial general liability insurance with minimum limits of $1,000,000.00 per occurrence and $3,000,000.00 general aggregate for bodily injury, personal injury and property damage; (b) Workers' compensation insurance with statutory limits and employer's liability with a $1,000,000.00 per accident limit for bodily injury or disease; (c) Automobile liability insurance covering all owned, non-owned and hired vehicles of Tenant with a $1,000,000.00 per accident limit for bodily injury and property damage; (c) Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no co-insurance penalty provision; and (e) Business interruption insurance with a limit of liability representing loss of at least approximately 6 months of income. Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy and annually thereafter. If, in the opinion of Landlord's insurance adviser, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's adviser deems adequate. All insurance required under Section 8.1 of this Lease shall: (i) be primary and non-contributory; (ii) provide for severability of interests; (iii) be issued by insurers licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide; (iv) be endorsed to include Landlord, the property manager employed by Landlord in connection with the Property, and such other persons or entities as Landlord may from time to time designate, as additional insureds (commercial general liability insurance only); and (v) be endorsed to provide at least 30 days' prior notification of cancellation or material change in coverage to said additional insureds.

         8.2. Landlord's Insurance. At all times during the Term Landlord shall maintain in full force and effect all risk hazard and property insurance and commercial general liability insurance covering the Property. In addition, Landlord shall have the right (but not the obligation) to maintain in effect at any time or times during the Term with respect to the Property such other forms of insurance coverage (including, without limitation, as to earthquakes and floods) as Landlord shall deem necessary and appropriate. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Except with respect to the insurance coverages described in the 1st sentence of Section 8.2 of this Lease, Landlord shall have the right to reduce or terminate any insurance or coverage.

         8.3. Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage. On or before the Base Rent Commencement Date, Tenant shall delivery to Landlord evidence that Tenant has given written notice of such waiver by Tenant to the insurance carriers providing coverage required to be provided by Tenant pursuant to this Lease.

         8.4. Indemnity.

         (a) Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Entities from and against all losses, liabilities, claims, damages, costs and/or expenses (including court costs and reasonable attorney's fees) incurred by reason of: (i) any damage to any property (including, but not limited to, property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Commercial Center to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault or omission by or of Tenant, its agents, servants, employees, invitees, or visitors; (ii) the conduct or management of any work or anything whatsoever done by Tenant on or about the

Premises or from transactions of Tenant concerning the Premises; (iii) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (iv)any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to this Lease.

         (b) Landlord shall indemnify, defend, protect and hold harmless Tenant from and against all losses, liabilities, claims, damages, costs and/or expenses (including court costs and reasonable attorney's fees) incurred by reason of:
(i) any damage to any property or death or injury to any person occurring on the Property to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault or omission by or of Landlord or any of the agents, employees or contractors of Landlord; (ii) any damage to any property or death or injury to any person occurring within the Premises to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault or omission constituting negligence on the part of Landlord or any of the agents, employees or contractors of Landlord; or (iii) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to this Lease.

         (c) The terms and conditions of Section 8.4 of this Lease shall survive the Expiration Date or the date of any earlier termination of this Lease with respect to all claims or liabilities accruing pursuant to Section 8.4 of this Lease prior to such Expiration Date or earlier date of termination.

         8.5. Exemption of Landlord from Liability. Except if occurring as a result of the negligence or willful misconduct of Landlord or any of Landlord Entities, to the extent permitted by Applicable Requirements, neither Landlord, any Landlord Entities nor any of their respective agents, employees or contractors shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for, injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, the Building or the Commercial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (a) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (b) the condition of the Premises, other portions of the Building, or the Commercial Center. Neither Landlord nor any Landlord Entity shall be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Commercial Center. Notwithstanding the Landlord's negligence, gross negligence, or breach of this Lease, Landlord shall under no circumstances be liable for:
     (i) any injury to Tenant's business or any loss of income or profit therefrom; (ii) any indirect, consequential or punitive damages; or (iii) any damage to property or injury to persons arising from any act of God (such as earthquakes, hurricanes, floods, etc.).

     9. Damage or Destruction. Tenant shall give Landlord immediate notice of any damage to the Premises. Subject to the provisions of Section 9 of this Lease, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 180 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Building and following 10 days' notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, the roof of the Building, utility systems outside the Building and the Common Areas. Tenant's termination rights under Section 9 of this Lease shall not apply if the damage to the Premises or the Building is the result of any act or omission of Tenant or of any of Tenant's agents, employees, customers, invitees or contractors (collectively, "Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord, at its option, may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all Rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act. Notwithstanding the foregoing: (a) Landlord shall have the right, at Landlord's sole option, to be exercised by giving notice thereof to Tenant on or before that date which is 60 days after the occurrence of any damage to the Building due to fire or other casualty, to terminate this Lease as of the date of such damage if Landlord shall determine, in Landlord's sole but reasonable judgment, that all or substantially all of the Building shall have been damaged as a result of such fire or other casualty; and (b) Except if the holder of any Mortgage (as defined in Section 15.11 of this Lease) shall require that the proceeds of insurance be applied to the repayment of the indebtedness secured by the Mortgage rather than to the restoration of the Property, Landlord shall use all insurance proceeds received by Landlord as a result of the occurrence of a fire or other casualty with respect to the Building for the restoration of the Building in a timely and diligent manner. Nothing set forth in the preceding terms and conditions of Section 9 of this Lease shall be construed to obligate Landlord to utilize any funds other than insurance proceeds received by Landlord as a result of the occurrence of a fire or other casualty with respect to the Building in connection with any restoration of the Building undertaken by Landlord.

     10. Real Property Taxes.

         (a) Landlord shall pay the Real Property Taxes due and payable during the Term and, except as otherwise provided in the succeeding provisions of
Section 10 of this Lease, any such amount shall be included in the calculation of Operating Expenses in accordance with the provisions of Section 4 of this Lease.

         (b) As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon: (i) the tax parcel in which the Building is located (the "Tax Parcel"), it being acknowledged that the Tax Parcel may include other buildings; (ii) any interest in the Tax Parcel; and/or (iii) the right to Rent or other income from the Tax Parcel. Real Property Taxes include (A) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax, (B) any tax or charge which replaces or is in addition to any of such abovedescribed "Real Property Taxes", and (C) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Tax Parcel, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the Term shall be prorated to coincide with the corresponding Base Rent Commencement Date or Expiration Date. Real Property Taxes shall not include any tax attributable to improvements placed on the Tax Parcel by other tenants or by Landlord for the exclusive enjoyment of such other tenants.

         (c) Notwithstanding anything to the contrary set forth in Section 10 of this Lease, Tenant shall, however, pay to Landlord at the time Real Property Taxes are payable under Section 10 of this Lease, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed on the Tax Parcel by Tenant or at Tenant's request. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Commercial Center.

     11. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including, but not limited to, electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

     12. Assignment and Subletting.

         (a) Tenant shall not assign, mortgage or otherwise transfer or encumber (collectively, "Assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent (which prior consent of Landlord shall not be unreasonably withheld, conditioned or delayed by Landlord). Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed Assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code (the "Code") and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Any Assignment or subletting (including any Assignment or subletting becoming effective without the prior written consent of Landlord in accordance with the terms and conditions of Section 12(b) of this Lease or
Section 12(c) of this Lease) shall not release Tenant from its obligations hereunder. Tenant shall not: (i) sublet or Assign or enter into other arrangements such that the amounts to be paid by the sublessee or Assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or Assignee; (ii) sublet the Premises or Assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code; or (iii) sublet the Premises or Assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of Section 12(a) of this Lease shall apply to any further subleasing by any subtenant. A change in the control of Tenant shall constitute an Assignment requiring Landlord's consent. The transfer, on a cumulative basis, of 49.00% or more of the voting or management control of Tenant shall constitute a change in control for this purpose. In the event of any Assignment or sublease involving Rent in excess of the Base Rent or Additional Rent required under this Lease (any such excess amount being sometimes hereinafter referred to as "Excess Rent"), Landlord shall participate in the Excess Rent. Tenant shall promptly forward to Landlord 50.00% of all such Excess Rent collected from any such Assignee or subtenant and shall supply Landlord with true copies, as executed, of all Assignments and subleases.

         (b)  Notwithstanding  the terms and  conditions  of the 1st sentence of
Section 12(a) of this Lease, the prior written consent of Landlord shall not be required with respect to (i) any Assignment of Tenant's interest in this Lease by Tenant to any "affiliate" of Tenant, or (ii) any subletting of all or any portion of the Premises by Tenant to any "affiliate" of Tenant. For purposes of the preceding sentence, "affiliate" means any corporation, partnership, limited liability company, association or other legal entity which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For purposes of the definition of "affiliate", as used in the preceding sentence, the word "control" (including "controlled by" and "under common control with") as used with respect to any such legal entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of such legal entity, whether through the ownership of voting securities, by contract or otherwise.

         (c) For purposes of this Lease, "Tangible Net Worth" means, with respect to any person or party and at the time in question, the "tangible net worth" of such person or party, as determined in accordance with generally accepted accounting principles, consistently applied, and being the amount by which the aggregate value of the assets of such person or party other than goodwill exceeds the aggregate value of the liabilities of such person or party. For purposes of this Lease, "Minimum Tangible Net Worth" means the Tangible Net Worth of the originally named Tenant under this Lease, Carrollton Bancorp, as of the Date of Lease, as evidenced in the financial statements of Tenant most recently provided to Landlord prior to the Date of Lease or in the financial information concerning Tenant publicly available because Tenant is a corporation having stock that is publicly traded on a nationally recognized stock exchange.

For purposes of this Lease, "Qualified Purchaser" means any person or party unrelated to Tenant with whom Tenant shall enter into a binding agreement subsequent to the Date of Lease under which such person or party shall agree to acquire all of the assets of Tenant (including, without limitation, all of the right, title and interest of Tenant as the lessee under this Lease) or stock of Tenant. Notwithstanding anything to the contrary set forth in Section 12(a) of this Lease, the prior written consent of Landlord shall not be required to be obtained by Tenant in connection with any Assignment by Tenant after the Date of Lease of its right, title and interest under this Lease to a Qualified Purchaser so long as such Qualified Purchaser shall demonstrate, in writing and to the reasonable satisfaction of Landlord on or before the effective date of such Assignment, that as of the effective date of such Assignment the Tangible Net Worth of such Qualified Purchaser is equal to or exceeds the Minimum Tangible Net Worth.

     13. Default; Remedies.

         13.1. Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (each such event being sometimes in this Lease referred to as a "Default"): (a) the abandonment of the Premises by Tenant; (b) failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 5 days after Landlord's delivery of notice to Tenant that the same was not paid when due; (c) a general assignment by Tenant or any guarantor for the benefit of creditors; (d) the filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors; (e) receivership, attachment or other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises; (f) failure of Tenant to maintain insurance as required by Section 8 of this Lease; (g) any breach by Tenant of its covenants under Section 6 of this Lease; (h) failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other clauses of Section 13.1 of this Lease which shall be governed by such other clauses), which failure continues for 15 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 15 day period despite reasonable diligence, Tenant shall not be in default under this clause unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; (i) any transfer of a substantial portion of the assets of Tenant, or any occurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant's business or in good faith for equivalent consideration, or with Landlord's consent; or (j) the default of any guarantors (if any) of Tenant's obligations hereunder under any guaranty of this Lease or the attempted repudiation or revocation of any such guaranty (if any).

     13.2. Remedies.

         (a) Termination. At any time after the happening of a Default, Landlord may terminate this Lease by notice to Tenant, without giving Tenant any further right to cure the Default.

         (b) Repossession, Re-letting. After notice of a Default, whether before or after a termination as provided in Section 13.2(a) of this Lease, Landlord, without further notice and with no liability to Tenant, may repossess the Premises, by summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and all property from the Premises. After such repossession, Landlord shall use commercially reasonable efforts (subject to the terms and conditions of Section 13.2(f) of this Lease) to re-let the Premises, any part thereof, or the Premises with additional premises, on account of Tenant (until Landlord makes demand for Final Damages), in Tenant's or Landlord's name, without notice to Tenant, for a term (which may be more or less than the period which would have been the balance of the Term) and on conditions (including concessions, periods of rent free use, or alterations) and for purposes which Landlord determines, and Landlord may receive the rents. Landlord is not liable for failure to collect any rent due upon any such re-letting.

         (c) Survival of Tenant's Obligations; Damages.

            (i) No provision in Section 13.2 (a) or (b) of this Lease shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any termination, repossession and/or re-letting. Landlord shall not be deemed to accept a surrender of Tenant's lease or otherwise discharge Tenant because Landlord takes or accepts possession of the Premises or exercises control over the Premises following a Default. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of Landlord by its duly authorized officer or employee.

            (ii) In the event of termination or repossession following a Default, Tenant shall pay to Landlord all Base Rent and Additional Rent due through the earlier of the date of termination or repossession plus all costs and expenses incurred by Landlord associated with the exercise of Landlord's rights under this Lease (including, without limitation, reasonable attorney fees). Further Tenant, with respect to that period of time beginning on the day after the date of such termination or repossession and continuing through the end of what would have been the Term in the absence of termination and whether or not the Premises or any part have been re-let, is liable to Landlord for, and shall pay to Landlord, as "Current Damages" for Tenant's Default:

               (A) the Base Rent and Additional Rent payable by Tenant or which would be payable if this Lease had not terminated, plus all Landlord's expenses in connection with any re-letting, including, without limitation, repossession costs, brokerage commissions, alteration costs, expenses of preparation for such re-letting, and reasonable attorneys' fees; less

               (B) the net proceeds, if any, of any re-letting on account of Tenant pursuant to Section 13.2(b) of this Lease. If the Premises have been re-let with additional premises and/or have been re-let for a term which extends beyond the end of what would have been the Term in the absence of termination, the net proceeds, if any, of re-letting shall be prorated.

Tenant shall pay Current Damages to Landlord monthly on the days on which the Base Rent and Additional Rent would have been payable if this Lease were not terminated, and Landlord is entitled to recover the same from Tenant each month.

            (iii) After termination under Section 13.2(a) of this Lease, whether or not Landlord has collected Current Damages, Tenant shall pay to Landlord, on demand, as liquidated and agreed "Final Damages" (and not as a penalty) for Tenant's Default and in lieu of all Current Damages beyond the date of demand, an amount equal to the present cash value on the date of demand of the Base Rent and Additional Rent which would have been payable from the date of demand for what would have been the unexpired Term if it had not been terminated, plus the Base Rent and Additional Rent due through the earlier of the date of termination or repossession, and the Current Damages up to the date of demand, which remain unpaid.

            (iv) If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the Final Damages to an amount less than that provided for herein, Landlord is entitled to the maximum amount allowable under the statute or rule of law. The discount rate of interest shall be as provided in Section 13.3 of this Lease.

         (d) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to Section 13.2 of this Lease shall be construed as an election to terminate this Lease unless a notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any re-letting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such re-letting elect to terminate this Lease for any such Default.

         (e) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within 5 days after such surrender.

         (f) Mitigation of Damages by Landlord. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Landlord agrees to use commercially reasonable efforts to mitigate any damages that Landlord may suffer or incur in connection with any default by Tenant with respect to any of the obligations or agreements of Tenant under this Lease. Notwithstanding the foregoing, nothing set forth in the preceding sentence shall be construed so as to require Landlord, at a time when Landlord is offering the Premises (or any portion thereof or the Premises together with other space in the Building) for re-letting subsequent to a default by Tenant with respect to any of its agreements or obligations under this Lease, to (i) offer the Premises (or any portion thereof or the Premises together with other space in the Building) for lease in preference to any other space in the Building which is available for lease, (ii) undertake any efforts that are in excess of, or in addition to, any leasing efforts Landlord undertakes from time to time with respect to the leasing of other vacant spaces in the Building, (iii) accept as a tenant a party intending to use the Premises (or any portion thereof or the Premises together with other space in the Building) in a manner that is not acceptable to Landlord, in its reasonable opinion, (iv) lease the Premises (or any portion thereof or the Premises together with other space in the Building) for a rent that is, in the reasonable judgment of Landlord, less than the current fair market rental value of the Premises (or such portion thereof or the Premises together with other space in the Building), (v) enter into a lease that contains terms and conditions inconsistent with Landlord's then current leasing policies for comparable spaces in the Building, (vi) enter into a lease with a tenant
that,  in  the   reasonable   opinion  of  Landlord,   does  not  have  adequate
creditworthiness, (vii) enter into a lease requiring Landlord to make alterations or improvements or to make rental concessions that are unacceptable to Landlord, in its reasonable opinion, or (viii) negotiate with any third party for the leasing of the Premises (or any portion thereof or the Premises together with other space in the Building) until Landlord obtains possession of the Premises.

         (g) Cumulative Remedies. The remedies set forth in Section 13.2 of this Lease are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

         13.3. Late Charges; Interest on Past Due Obligations. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5.00% of such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by

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     Landlord  shall in no event  constitute  a waiver of Tenant's  Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Any monetary payment due Landlord hereunder not received by Landlord within 15 days following the date on which it was due shall bear interest from the date due at 8.00% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Section 13.3 of this Lease.

         13.4. Landlord's Right to Cure Default. In the event Tenant fails to timely perform or observe any of the terms and conditions of this Lease to be observed or performed by Tenant, Landlord shall have the right (but not the obligation) after giving not less than 10 days' prior notice thereof to Tenant (provided, however, that no such notice shall be required to be given by Landlord to Tenant at any time or during any conditions constituting an Emergency), make the payment Tenant has failed to make or perform or otherwise cause compliance with the provision that is the subject of Tenant's failure. Landlord's taking such action shall not be considered a cure of such failure by Tenant. Landlord may take such action without releasing Tenant from any obligations under this Lease and without waiving or releasing any right or remedy of Landlord under this Lease, at law or in equity with respect to the matter in question. Tenant shall pay to Landlord, upon demand, all costs incurred by Landlord in connection with the remedying by Landlord of defaults by Tenant under this Lease and all other amounts paid and obligations incurred by Landlord in connection therewith.

     14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the Condemning authority takes title or possession, whichever first occurs. If more than 10.00% of the floor area of the Premises, or more than 25.00% of the portion of the Common Areas designated for Tenant's parking, is taken by Condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the Condemning authority shall have taken possession) terminate this Lease as of the date the Condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the square footage of the Premises taken bears to the total square footage of the Premises. No reduction of Base Rent shall occur if the Condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's trade fixtures. In the event that this Lease is not terminated by reason of such Condemnation, Landlord shall to the extent of its net severance damages in the Condemnation matter, repair any damage to the Premises caused by such Condemning authority.

     15. Additional Covenants and Provisions.

         15.1. Estoppel Certificate. Tenant shall within 10 days after notice from Landlord execute, acknowledge and deliver to Landlord, to the extent Tenant can truthfully do so, an estoppel certificate acknowledging this
     Lease to be in full force and effect, identifying any amendments or modifications to this Lease, confirming the Term and the Commencement Date, the Base Rent Commencement Date and the Expiration Date, identifying any defaults by Tenant with respect to this Lease, and addressing such additional information, confirmations and/or statements as may be reasonably requested by Landlord.

         15.2. Financial Statement. If Landlord desires to finance, refinance, or sell the Commercial Center or any part thereof, Tenant and all guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. The terms and conditions of Section 15.2 of this Lease shall not apply at any time or times during the Term during which Tenant shall be a company having stock that is publicly traded on a nationally recognized stock exchange.

         15.3. Landlord Liability. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Commercial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

         15.4. Notices. All notices required or permitted by this Lease shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, or by any nationally recognized overnight courier service, and shall be deemed sufficiently given if served in a manner specified in Section 15.4 of this Lease. The addresses noted below a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord shall from time to time hereafter designate by notice to Tenant. Any notice sent by registered or certified mail, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereof. Notices delivered by any nationally recognized overnight courier service shall be deemed given 24 hours after delivery of the same to such courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

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

         15.5. Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (a) the Base Rent payable shall be increased to 150.00% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination and Tenant hereby waives any statutory required notice or demand for possession prior to its obligation to pay such increased Base Rent during such holdover period; (b) Tenant's right to possession shall terminate on 30 days' notice from Landlord; and (c) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend (with counsel satisfactory to Landlord), protect and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

         15.6. Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Commercial Center. In the event of any transfer or transfers of such title to the Commercial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

         15.7. Attorneys' Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to reasonable attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Other than for engineering and professional services incurred by Landlord in connection with the design, construction and/or installation of the Landlord's Work, Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

         15.8. Landlord's Access; Showing Premises; Repairs. Landlord and Landlord's agents shall have the right to enter the Premises at any time and without the obligation to give notice of any kind whatsoever to Tenant in the case of an Emergency, and otherwise at reasonable times after giving not less than 24 hours' oral or written notice thereof to Tenant, for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Building any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the Term place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of Rent or liability to Tenant.

         15.9. Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install on the exterior of the Premises or the Building (but not on the roof of the Building) such signs as are reasonably required to advertise Tenant's own business so long as each such sign (a) is installed at Tenant's sole cost and expense, (b) is in a location approved by Landlord, and (c) complies in all respects with (i) all Applicable Requirements, (ii) all restrictive covenants pertaining to the Property, (iii) all sign criteria and requirements applicable to the Property or the Commercial Center established by Landlord, any property owners' association of which Landlord shall be a member or to which the Property or the Commercial Center shall be subject, and any local governmental or quasi-governmental entity having jurisdiction with respect to the Property or the Commercial Center. Notwithstanding the foregoing, Tenant shall have the right, at Tenant's sole cost and expense, to install within the interior of the Premises such reasonable signage as Tenant shall deem necessary and appropriate in order to advertise Tenant's use and occupancy of the Premises and for its business purposes so long as none of such interior signage shall be visible from the exterior of the Building. Notwithstanding anything to the contrary set forth elsewhere in this Lease, on or before the Expiration Date or any earlier date as of which this Lease shall terminate Tenant shall remove the interior of the Premises and all exterior portions of the Property all signs installed by Tenant pursuant to
     Section 15.9 of this Lease.

         15.10. Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies.

         15.11.  Quiet Possession;  Subordination;  Attornment.  Upon payment by
     Tenant of Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Term subject to all of the provisions of this Lease. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, a "Mortgage") now or hereafter placed by Landlord

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

     upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender whose name and address have previously in writing been furnished Tenant notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of any Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease. Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (a) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Tenant might have against any prior landlord; or (c) be liable for security deposits or be bound by prepayment of more than one month's rent. The agreements contained in Section 15.11 of this Lease shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage. Landlord hereby represents and warrants to Tenant that as of the Date of Lease no Mortgage encumbers the Property or any portion thereof. In the event that at any time after the Date of Lease a Mortgage shall be recorded so as to encumber the Property or any portion thereof, Landlord shall procure from the holder of such Mortgage a non-disturbance agreement for the benefit of Tenant, in the form then being employed by the holder of such Mortgage for such purposes and providing that so long as Tenant shall not be in default with respect to any of the agreements, covenants or obligations of Tenant set forth in this Lease, Tenant's right to use and occupy the Premises in accordance with the terms and conditions of this Lease shall not be disturbed by the holder of such Mortgage as a result of any foreclosure under such Mortgage. In such regard, Tenant hereby agrees to provide to the holder of any such Mortgage at the time of any request for such a non-disturbance agreement, current financial statements and such other financial information as shall be reasonably requested by the holder of such Mortgage.

         15.12. Rules and Regulations; Security Measures; Reservations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations (collectively, "Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Commercial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with the Rules and Regulations by other tenants of the Commercial Center; provided, however, that Landlord hereby agrees not to enforce any of the Rules and Regulations in an arbitrary or discriminatory manner. The Rules and Regulations existing as of the Date of Lease are attached to and hereby made a part of this Lease as Exhibit B. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with ingress and egress to, or the use of, the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

         15.13. Brokers. Each of Landlord and Tenant hereby represents and warrants to the other that it has dealt with no real estate agents or brokers in connection with the negotiation, execution and delivery of this Lease other than Preston Partners LLC ("Landlord's Broker") and Mackenzie Commercial Real Estate Services, LLC ("Tenant's Broker") and that no brokerage fees or commissions are payable to any real estate agent or broker in connection with the negotiation, execution and delivery of this Lease other than to Landlord's Broker and Tenant's Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other harmless from and against any and all losses, liabilities, damages, claims, costs and/or expenses (including, without limitation, reasonable attorneys' fees) that the other may incur or suffer, or which may be asserted against the other, in connection with, or in any way relating to, the inaccuracy of any representation or warranty made by it in Section 15.13 of this Lease. Landlord shall pay all fees and commissions due and owing to Landlord's Broker and Tenant's Broker in connection with the negotiation, execution and delivery of this Lease pursuant to separate written agreements made prior to the Date of Lease between (a) Landlord and Landlord's Broker and/or (b) Landlord and Tenant's Broker.

         15.14. Roof Rights.

         (a) Subject to the terms and conditions of Section 15.14 of this Lease, Tenant shall have the non-exclusive right (to be exercised by Tenant together with Landlord and all other tenants or occupants of the Building or any portion thereof (if any) to which Landlord may have on or before the Date of Lease or thereafter extend similar rights), at Tenant's option but at Tenant's sole cost and expense, to install upon the roof of the Building antennas, satellite dishes

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

and other communications equipment (collectively, the "Roof Equipment") as shall be ancillary to, and required by Tenant in connection with, the operation of its business at the Premises. Tenant shall also have the right, from time to time, to enter upon the roof of the Building to maintain and make all necessary repairs, replacements and maintenance of the Roof Equipment.

         (b) All of the rights granted by Landlord to Tenant pursuant to Section
15.14 of this Lease shall be subject to the following: (i) Landlord shall have the right, in its reasonable discretion, to approve all of the Roof Equipment proposed to be installed on the roof of the Building by Tenant, the plans and specifications therefor, the location thereof, and all contractors proposed to be used by Tenant in connection therewith; (ii) At Landlord's sole option and at Tenant's sole cost and expense, Tenant shall surround the Roof Equipment with a screening system reasonably acceptable to Landlord and/or protect the roof of the Building with a roof protection system required by Landlord; (iii) The installation and operation of all Roof Equipment by Tenant shall comply, fully and in all respects, with (A) Applicable Requirements; (B) all rules or regulations implemented by Landlord in connection with use of the roof of the Building; and (C) the terms and conditions of all manufacturer's warranties and guaranties pertaining to the roof of the Building.

         (c) At its sole option, Landlord shall have the right to employ an engineer or construction manager to supervise the installation of the Roof Equipment and Tenant shall reimburse Landlord for the fees and costs of any such engineer or construction manager not later than 30 days after written demand shall be made therefor by Landlord of Tenant. In connection with the installation of the Roof Equipment by Tenant, Tenant shall employ, at Tenant's sole cost and expense, a roofer approved in writing by Landlord for the making of any penetrations of the roof of the Building required in connection with such work. Tenant acknowledges and agrees that if for any reason whatsoever Tenant shall utilize a roofer other than one that is approved in writing by Landlord for the making of any penetrations of the roof of the Building in connection with the installation of any Roof Equipment, then and in such event, (i) Landlord shall have the right, at its sole option, and at the sole cost and expense of Tenant, to remove and repair any such penetrations of the roof of the Building made by Tenant, and Tenant shall reimburse Landlord for the cost thereof within 30 days after being billed therefor by Landlord, and (ii) a Default shall be deemed to have occurred pursuant to the terms and conditions of this Lease. In connection with any entry upon the roof of the Building by Tenant or any of the agents, employees and contractors of Tenant pursuant to the terms and conditions of Section 15.14 of this Lease in order to install, operate, maintain, repair and/or replace any of the Roof Equipment, neither Tenant nor any of the agents, employees or contractors of Tenant shall cause any damage to the roof of the Building or take any action, or fail to take any action, that shall result in a breach or invalidation of any manufacturer's warranty or guaranty in effect at such time with respect to the roof of the Building. Furthermore, Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all losses, liabilities, claims, damages, costs and/or expenses (including, without limitation, attorneys' fees) that Landlord may suffer or incur, or which may be asserted at any time against Landlord, in any way relating to the installation, operation, maintenance, repair and/or replacement of the Roof Equipment by Tenant or any of the agents, employees and/or contractors of Tenant or any breach or invalidation of any roof warranty or guaranty in effect with respect to the roof of the Building caused thereby.

         (d) All Roof Equipment installed by Tenant pursuant to the preceding provisions of Section 15.14 of this Lease shall be deemed to be alterations of the Premises made by Tenant that are governed by the terms and conditions of this Lease, as applicable, and Tenant shall, at Tenant's sole cost and expense, except if notified prior to the Expiration Date by Landlord to the contrary, remove all such Roof Equipment from the roof of the Building on or before the Expiration Date or the date of any sooner termination of the Term in accordance with the terms and conditions of this Lease and restore the roof of the Building to its condition as existing prior to the installation of all such Roof Equipment by Tenant.

         15.15. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR ITS TERMINATION, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM, INJURY OR DAMAGE RELATED THERETO.

         15.16. Intentionally Omitted.

         15.17. Landlord's Work.

         (a) For purposes of this Lease, "Landlord's Work" means, collectively, the alterations and improvements to the interior of the Premises and portions of the Common Areas to be constructed and/or installed by Landlord in accordance with the terms and conditions of this Lease, as more particularly described on
Schedule 1 attached to and hereby made a part of this Lease and on the space plan approved by Landlord and Tenant attached to and hereby made a part of this Lease as Schedule 1-A (the "Approved Space Plan"). Landlord shall use commercially reasonable efforts to "Substantially Complete" the Landlord's Work not later than December 15, 2008 (the "Substantial Completion Target Date"). For purposes of this Lease, the Landlord's Work shall be deemed to be "Substantially Complete" as of the date on which the general contractor or the architect employed by Landlord with respect to the construction and/or installation of the Landlord's Work shall certify to Landlord that: (i) the Landlord's Work has been substantially completed in all material respects in accordance with the Approved Landlord's Work Plans (as defined in Section 15.17(c) of this Lease); and (ii) a temporary or permanent certificate of occupancy has been issued by the governmental authority having jurisdiction with respect to the Landlord's Work or the governmental authority having jurisdiction with respect to the Landlord's Work has otherwise evidenced its approval of the Landlord's Work. Landlord shall have no liability whatsoever to Tenant in the event that Landlord shall fail for

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any reason whatsoever to Substantially Complete the Landlord's Work on or before the Substantial Completion Target Date (including, without limitation, for any damages that Tenant may suffer as a result thereof or in connection therewith); provided, however, in such event, Landlord shall use commercially reasonable efforts to Substantially Complete the Landlord's Work as soon as possible thereafter. Landlord shall use commercially reasonable efforts to complete any portions or aspects of the Landlord's Work which shall be incomplete as of the date of Substantial Completion of the Landlord's Work as soon as possible thereafter. Notwithstanding the foregoing terms and conditions of Section 15.17(a) of this Lease, in the event that the Landlord's Work shall not be Substantially Completed by Landlord on or before the Substantial Completion Target Date as a result of any default or delay on the part of Tenant with respect to the obligations of Tenant set forth in this Lease, then and in such event, for (A) all intents and purposes of this Lease the Landlord's Work shall be deemed to have been Substantially Completed by Landlord as of the date Landlord shall determine, in the sole opinion of Landlord, that Landlord would have Substantially Completed the Landlord's Work but for such default or delay on the part of Tenant, and (B) not later than 10 days after written demand shall be made therefor by Landlord of Tenant, Tenant shall reimburse Landlord for all additional costs and/or expenses (if any) that Landlord shall incur as a result
thereof  in  connection  with  the  construction   and/or  installation  of  the
Landlord's Work. Notwithstanding anything to the contrary set forth elsewhere in this Lease, neither the completion nor the Substantial Completion of the Landlord's Work shall be a condition precedent to the occurrence of the Commencement Date on the date set forth for the same in Section 1.2 of this Lease or to the effectiveness of any of the agreements, covenants or obligations of Tenant set forth in this Lease that in accordance with the terms and conditions of this Lease are to commence on or after such Commencement Date (including as to the payment of Rent).

         (b) The Landlord's Work shall be constructed and/or installed by Landlord using contractors (and subcontractors, if deemed necessary by Landlord) selected by Landlord, in Landlord's sole and absolute discretion, as having experience in connection with the construction and/or installation of alterations and improvements similar in nature to the Landlord's Work. All permits and governmental approvals of any kind whatsoever that shall be required to be obtained in connection with the construction and/or installation of the Landlord's Work (collectively, the "Landlord's Work Permits and Approvals") shall be obtained by Landlord, at Landlord's sole cost and expense. The Landlord's Work shall be constructed and/or installed in a good and workmanlike manner and in accordance with (i) all Applicable Requirements, (ii) all Landlord's Work Permits and Approvals, and (iii) the Approved Landlord's Work Plans. All of the costs and expenses incurred by Landlord in connection with the construction and/or installation of the Landlord's Work shall be paid by Landlord, at Landlord's sole cost and expense.

         (c) For purposes of this Lease, "Approved Landlord's Work Plans" means, collectively, the final construction drawings, plans and specifications prepared by Landlord in accordance with the terms and conditions of this Lease, setting forth the scope and details of the Landlord's Work. Promptly after the Date of Lease, Landlord shall cause the architect employed by Landlord in connection with the design, construction and/or installation of the Landlord's Work to prepare construction drawings, plans and specifications describing the Landlord's Work that shall be consistent in all material respects with the scope of the Landlord's Work as shown on the Approved Space Plan. Landlord or such architect shall deliver to Tenant copies of such construction drawings, plans and specifications and Tenant shall advise Landlord in writing as soon as possible thereafter of any comments Tenant may have regarding such construction drawings, plans and specifications. Any failure on the part of Tenant to advise Landlord in writing of any comments that Tenant may have about such construction drawings, plans and specifications within 10 days after delivery thereof to Tenant shall be deemed to constitute Tenant's approval in all respects of such construction drawings, plans and specifications. Notwithstanding anything to the contrary set forth elsewhere in this Lease, the scope and details of the Approved Landlord's Work Plans shall be determined by Landlord, in Landlord's sole but reasonable discretion, so long as the Approved Landlord's Work Plans shall be consistent in all material respect with the scope and details of the Landlord's Work as set forth on the Approved Space Plan.

         (d) Except to the limited extent, if any, set forth elsewhere in this Lease, Tenant hereby acknowledges and agrees that (i) Landlord has made no representations or warranties whatsoever to Tenant with respect to the Premises, the condition of the Premises, or the suitability for use by Tenant of the Premises in connection with the business operations of Tenant, and (ii) Landlord has no obligation to Tenant whatsoever, pursuant to this Lease or otherwise, with respect to the obtaining or maintaining during or prior to the Term of any governmental approvals, consents, licenses, permits or certificates of use or occupancy other than the Landlord's Work Permits and Approvals (collectively (but not including the Landlord's Work Permits and Approvals), the "Governmental Authorizations") that shall or may be a condition of, required or necessary for, or desired by Tenant in connection with, the use or occupancy of the Premises by Tenant pursuant to this Lease and that any and all such Governmental
Authorizations that shall or may be such a condition of or so required, necessary or desired in connection with the use or occupancy of the Premises by Tenant pursuant to this Lease shall be obtained and/or maintained by Tenant, at Tenant's sole cost and expense. The obtaining of any such Governmental
Authorizations shall not be a condition precedent to the commencement of the Term on the Commencement Date, the occurrence of the Base Rent Commencement Date or the effectiveness of any of the agreements, covenants or obligations of Tenant that pursuant to the terms and conditions of this Lease commence on or after either such dates (including as to the payment of Rent). Furthermore, and based upon an inspection of the Premises by Tenant on or before the Date of Lease, but subject to the completion of the Landlord's Work, Tenant hereby acknowledges and agrees that (A) the Premises are being leased to Tenant by Landlord in their "as is, where is and with all defects" condition as of the Base Rent Commencement Date, and (B) Landlord shall have no obligation whatsoever, pursuant to this Lease or otherwise, to make any alterations or improvements to or with respect to the Premises. The entry of Tenant upon the Premises on the Base Rent Commencement Date shall evidence Tenant's acceptance of the Premises in all respects and Tenant's satisfaction in all respects that the Premises are on and as of such date in the condition required pursuant to this Lease.

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

         (e) Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event that the Landlord's Work shall not be Substantially Completed by Landlord on or before the Substantial Completion Target Date, then and in such event: (i) Subject to the terms and conditions of Section 15.17(a) of this Lease, the Base Rent Commencement Date shall be that date following the Substantial Completion Target Date as of which Landlord shall determine, in the sole opinion of Landlord, to be the day after the date as of which the Landlord's Work shall have been Substantially Completed; (ii) If the Base Rent Commencement Date is the 1st day of a calendar month, the Expiration Date shall be that date which is the last day of the 123rd full calendar month occurring after the calendar month in which the Base Rent Commencement Date shall occur;
(iii) If the Base Rent Commencement Date is not the 1st day of a calendar month, the Expiration Date shall be the last day of the 124th full calendar month occurring after the calendar month in which the Base Rent Commencement Date shall occur; (iv) That portion of the original Term commencing on the Base Rent Commencement Date shall be 124 months plus, if the Base Rent Commencement Date is not the 1st day of a calendar month, the number of days occurring during the period of time commencing on the Base Rent Commencement Date and ending on the last day of the calendar month in which Base Rent Commencement Date shall occur; and (v) The 3rd and each of the succeeding periods of time described in Section 1.3(a) of this Lease shall be adjusted so as to commence, respectively, on the 1st days of each of the 1st, 5th, 13th, 25th, 37th, 49th, 61st, 73rd, 85th, 97th, 109th and 121st full calendar months occurring during that portion of the original Term commencing on the Base Rent Commencement Date.

         (f) Nothing set forth in this Lease shall be construed to obligate Tenant to remove from the Premises on or before the Expiration Date or any earlier date as of which the Term shall terminate any of the Landlord's Work.

         15.18. Renewal Terms.

         (a) For purposes of this Lease, "First Renewal Term" means that period of time comprising 5 years, commencing on the day following the Expiration Date of the original Term and ending on the 5th anniversary of the Expiration Date of the original Term. For purposes of this Lease, "Second Renewal Term" means that period of time comprising 5 years, commencing on the day after the last day of the First Renewal Term and ending on the 5th anniversary of the last day of the First Renewal Term. The First Renewal Term and the Second Renewal Term are sometimes in this Lease also each referred to individually as a "Renewal Term" and collectively as the "Renewal Terms". For purposes of this Lease, "Renewal Term Election Notice" means a notice given by Tenant to Landlord in accordance with the terms and conditions of Section 15.18 of this Lease on or before that date which is 12 months prior to the beginning of a Renewal Term, pursuant to which Tenant shall advise Landlord that Tenant is electing to renew the Term for such Renewal Term in accordance with the terms and conditions of Section 15.18 of this Lease. For purposes of this Lease, "Renewal Term Election Notice Date" means the date of the Renewal Term Election Notice, if given by Tenant to Landlord in accordance with the terms and conditions of Section 15.18 of this Lease. In the event that Tenant shall fail to deliver the Renewal Term Election Notice on or before that date which is 12 months prior to the 1st day of the First Renewal Term, Tenant shall be deemed to have waived, fully, finally and in all respects, all of its rights to extend the original Term pursuant to Section
15.18 of this Lease. In the event that Tenant shall fail to deliver the Renewal Term Election Notice on or before the date which is 12 months prior to the beginning of the Second Renewal Term, Tenant shall be deemed to have fully waived, finally and in all respects, all of its rights to extend the Term for the Second Renewal Term pursuant to Section 15.18 of this Lease.

         (b) In the event that Tenant  shall  desire to exercise its right under
Section 15.18 of this Lease to renew the original Term for the First Renewal Term, Tenant shall deliver a Renewal Term Election Notice to Landlord in accordance with the terms and conditions of Section 15.18 of this Lease on or before that date which is 12 months prior to the 1st day of the First Renewal Term. In the event that Tenant shall desire to exercise its right under Section
15.18 of this Lease to renew the Term for the Second Renewal Term, Tenant shall deliver a Renewal Term Election Notice to Landlord in accordance with the terms and conditions of Section 15.18 of this Lease on or before that date which is 12 months prior to the 1st day of the Second Renewal Term. Any renewal by Tenant for a Renewal Term in accordance with the terms and conditions of Section 15.18 of this Lease shall be upon all of the terms and conditions of this Lease except that:

            (i) Tenant shall have no further right to renew or extend the Term beyond the last day of the last Renewal Term becoming effective in accordance with Section 15.18 of this Lease.

            (ii) Landlord shall have no obligation whatsoever to make any alterations or improvements to the Premises for or on behalf of Tenant in connection with a Renewal Term (irrespective as to whether Landlord had any such obligations pursuant to this Lease with regard to alterations or improvements with respect to the original Term and/or the First Renewal Term as applicable).

            (iii) Landlord shall have no obligation whatsoever to extend to Tenant with respect to any Renewal Term any periods of "free rent" or any other rent concessions of any kind (irrespective as to whether Landlord had any such obligations pursuant to this Lease with regard periods of "free rent" or rent concessions with respect to the original Term and/or the First Renewal Term as applicable).

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

            (iv) The monthly installments of Base Rent required pursuant to this Lease to be paid by Tenant to Landlord for the Premises with respect to each of the years of a Renewal Term shall be determined in accordance with the succeeding terms and conditions of Section 15.18(b) of this Lease; provided, however, and notwithstanding anything to the contrary set forth elsewhere in
Section 15.18 of this Lease, in no event shall any monthly installment of Base Rent (as determined on a per square foot per annum basis, in order to take into account any increase or decrease in the amount of square footage in the Premises agreed to by Landlord and Tenant at any time during the Term) required to be paid by Tenant to Landlord for the Premises pursuant to this Lease with respect to any year of a Renewal Term be less than that amount equal to the product of
(A) 1.025 and (B) the greatest monthly installment of Base Rent required to have been paid by Tenant to Landlord for the Premises pursuant to this Lease in regard to any month of the original Term or, in the case of the Second Renewal Term, in regard to any month of the original Term or the First Renewal Term, in each case expressed on a per square foot per annum basis.

            (v) Eleven months prior to the commencement of a Renewal Term, the Parties shall negotiate in good faith to determine the monthly installments of Base Rent required to be paid by Tenant to Landlord for the Premises with respect to each of the months of the 1st year of such Renewal Term and each subsequent year of such Renewal Term. If agreement cannot be reached within 60 days, then Landlord and Tenant shall each, no later than 270 days prior to the commencement of such Renewal Term, make reasonable determinations as to (A) the monthly fair market rental for the Premises as of the 1st day of the 1st year of such Renewal Term and (B) the fair market value annual rate of escalation to apply in connection with the monthly installments of Base Rent to be paid by Tenant to Landlord for the Premises in each subsequent year of such Renewal Term (the "Annual Base Rent Escalation Rate"), and submit such determinations, in writing, to arbitration in accordance with the following provisions:

               (A) No later than 260 days prior to the commencement of such Renewal Term, Landlord and Tenant shall each select an office leasing broker to act as an arbitrator. The two arbitrators so appointed shall, no later than 250 days prior to the commencement of such Renewal Term, select a third mutually acceptable office leasing broker to act as a third arbitrator.

               (B) The three arbitrators, acting by a majority, shall no later than 200 days prior to the commencement of such Renewal Term, determine the actual monthly fair market rental for the Premises as of the 1st day of the 1st year of such Renewal Term and the Annual Base Rent Escalation Rate. The decision of a majority of the arbitrators shall be binding on the Parties. Subject to the limitations set forth in Section 15.18(b)(iv) of this Lease, (I) the monthly fair market rental determination of Landlord or Tenant which is closest to the monthly fair market rental as determined by the arbitrators shall be the monthly Base Rent for the 1st year of such Renewal Term, and (II) the determination of Landlord or Tenant as to the Annual Base Rent Escalation Rate which is closest to the Annual Base Rent Escalation Rate determined by the arbitrators shall be the Annual Base Rent Escalation Rate that shall be used to determine the monthly installments of Base Rent required to be paid by Tenant to Landlord for the Premises with respect to the 2nd and each succeeding year of such Renewal Term.

               (C) If either of the Parties fails to appoint an arbitrator within the period required by Section 15.18(b)(v)(A) of this Lease, then and in such event the arbitrator timely appointed shall determine the actual monthly fair market rental for the Premises as of the 1st day of the 1st year of such Renewal Term and the Annual Base Rent Escalation Rate. The decision of such timely appointed arbitrator shall be binding on the Parties. Subject to the limitations set forth in Section 15.18(b)(iv) of this Lease, (I) the monthly fair market rental determination of Landlord or Tenant which is closest to the monthly fair market rental as determined by such timely appointed arbitrator shall be the monthly Base Rent for the 1st year of such Renewal Term, and (II) the determination of Landlord or Tenant as to the Annual Base Rent Escalation Rate which is closest to the Annual Base Rent Escalation Rate determined by such timely appointed arbitrator shall be the Annual Base Rent Escalation Rate that shall be used to determine the monthly installments of Base Rent required to be paid by Tenant to Landlord for the Premises with respect to the 2nd and each succeeding year of such Renewal Term.

               (D) The entire cost of any such arbitration shall be paid in equal shares by the Parties.

               (E) Notwithstanding anything to the contrary set forth in Section
15.18 of this Lease, Tenant shall have the right, at its sole option, to rescind any Renewal Term Election Notice duly and properly theretofore given by Tenant to Landlord with respect to a Renewal Term at any time on or before that date which is 180 days prior to the commencement of such Renewal Term by giving notice thereof to Landlord, whereupon such Renewal Term shall not become effective and Tenant shall pay the entire cost of any arbitration undertaken by the Parties pursuant to the preceding terms and conditions of Section 15.18(b) of this Lease with respect to the Renewal Term, and thereupon this Lease shall be construed as if Tenant had never given to Landlord any Renewal Term Election Notice with respect to such Renewal Term. Tenant hereby acknowledges that the right granted by Landlord to Tenant pursuant to the preceding terms and conditions of Section 15.18(b)(v)(E) of this Lease to rescind a Renewal Term Election Notice must be exercised by Tenant (if at all) in a timely manner in accordance with the terms and conditions of Section 15.18(b)(v)(E) of this Lease and if Tenant shall fail for any reason whatsoever to give such a notice to rescind to Landlord in a timely manner in accordance with the terms and conditions of Section 15.18(b)(v)(E) of this Lease, Tenant shall be deemed to have waived such right to rescind such Renewal Term Election Notice in all respects and, fully, finally and forever.

         (c) Notwithstanding anything to the contrary set forth elsewhere in this Lease: (i) Tenant shall have no right to exercise any of the rights granted by Landlord to Tenant pursuant to Section 15.18 of this Lease to renew the original Term for the First Renewal Term or to renew the Term for the Second Renewal Term, as applicable, if either on the Renewal Term Election Notice Date with respect to either the First Renewal Term or the Second Renewal Term, as applicable, or on the day before the 1st day of a Renewal Term, Tenant shall be in default with respect to any of the agreements, covenants or, obligations of Tenant set forth in this Lease; and (ii) In the event that Tenant shall fail to renew the original Term for the First Renewal Term for any reason, Tenant shall be deemed to have waived fully and forever all of its right to renew the Term for the Second Renewal Term.

         15.19. Tenant's Right of Early Entry.

         (a) For purposes of this Lease, "Early Entry Date" means that date, as determined by Landlord, that is approximately 45 days prior to the Base Rent Commencement Date. For purposes of this Lease, "Early Entry Period" means that period of time commencing on the Early Entry Date and ending on the day before the Base Rent Commencement Date. For purposes of this Lease, "Early Entry Purposes" means the entry to and within the Premises by Tenant and the agents, employees and contractors of Tenant pursuant to the terms and conditions of
Section 15.19 of this Lease for purposes of making the Premises ready for use and occupancy by Tenant as of the Base Rent Commencement Date (including, without limitation, with regard to the installation of wiring for telephone and cable systems and the installation of furniture). Landlord shall endeavor to give not less than 5 days' prior notice to Tenant as to the anticipated Early Entry Date; provided, however, that the failure on the part of Landlord to give notice thereof to Tenant shall not constitute a default by Landlord with respect to any of the agreements or obligations of Landlord set forth in this Lease or affect the effectiveness of any of the agreements or obligations of Tenant set forth in this Lease.

         (b) Subject to the terms and conditions of Section 15.19(b) of this Lease, Tenant shall have the right to enter upon the Premises for the Early Entry Purposes at any time or times during normal business hours during the Early Entry Period. Any entry by Tenant and/or any of the agents, employees or contractors of Tenant upon the Premises during the Early Entry Period pursuant to Section 15.19 of this Lease shall be at the sole risk and expense of Tenant and, except as otherwise in Section 15.19 of this Lease provided, upon all of the terms and conditions of this Lease; provided, however, that in connection with any such early entry during the Early Entry Period upon the Premises by Tenant and/or any of the agents, employees or contractors of Tenant, Tenant shall have no obligation to make any payments to Landlord with regard to the Early Entry Period of Base Rent or on account of Tenant's Share of Operating Expenses. In connection with any entry upon the Premises during the Early Entry Period by Tenant or any of the agents, employees or contractors of Tenant, at Tenant's sole cost and expense, Tenant shall cooperate, fully and in all respects, and cause its agents, employees and contractors to cooperate, fully and in all respects, with Landlord so as to avoid any interference with, or disruption to, the activities of Landlord and the agents, employees and contractors of Landlord in the Premises during the Early Entry Period for purposes of constructing and/or installing the Landlord's Work. Tenant shall indemnify, defend, protect and hold harmless Landlord and the agents, employees and contractors of Landlord from and against any and all losses, liabilities, damages, claims, demands, costs and/or expenses (including, without limitation, reasonable attorneys' fees) that Landlord or any of the agents, employees or contractors of Landlord may suffer or incur, or which may be asserted against Landlord or any of the agents, employees or contractors of Landlord, as a result of, or in connection with, the entry by Tenant or any of the agents, employees or contractors of Tenant upon the Premises during the Early Entry Period for the Early Entry Purposes.

         15.20. Reserved Parking Rights of Tenant.

         (a) For purposes of this Lease, "Tenant's Reserved Parking Spaces" means the 4 parking spaces in the locations shown on Exhibit A located within the portion of the Common Areas designated by Landlord for the parking of automobiles and labeled on Exhibit A as "Tenant's Reserved Parking Spaces". At Tenant's option, Tenant shall have the right to use the Tenant's Reserved Parking Spaces on an exclusive and reserved basis at any and all times during that portion of the Term commencing on the Base Rent Commencement Date for the parking of automobiles by Tenant and the agents, employees and customers of Tenant.

         (b) Any use by Tenant of Tenant's Reserved Parking Spaces shall be (i) subject to all of the terms and conditions of this Lease, (ii) at Tenant's sole risk and expense, (iii) in compliance with all Applicable Requirements, and (iv) in compliance with any and all rules and regulations relating thereto that Landlord, at Landlord's sole option, may promulgate from time to time during the Term. Landlord shall have no liability whatsoever, pursuant to this Lease or otherwise, to Tenant in connection with any damage or theft of any personal property (including, without limitation, trucks, trailers and other vehicles) or any injury or death to persons or property that may occur at Landlord's Parking Lot or arise in connection with Tenant's use of Tenant's Reserved Parking Spaces. Landlord shall have no obligation whatsoever, pursuant to this Lease or otherwise, to make any repairs or replacements whatsoever with respect to Landlord's Parking Lot or to undertake any maintenance in connection therewith, it being agreed by Landlord and Tenant that Tenant shall have use of Tenant's Reserved Parking Spaces on an "as is, where is and with all defects" basis. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall indemnify, defend, protect and hold Landlord and the agents, employees and contractors of Landlord harmless from and against any and all losses, liabilities, damages, claims, costs and/or expenses (including, without limitation, reasonable attorneys' fees) that Landlord may suffer or incur, or that may be asserted against Landlord, as a result of, or in connection with, any use by Tenant or any of the agents, employees, contractors, licensees, invitees and/or customers of Tenant of any of Tenant's Reserved Parking Spaces. The indemnification obligations of Tenant set forth in Section 15.20 of this Lease shall survive the Expiration Date or any earlier date as of which this Lease shall terminate. Landlord specifically reserves the right from time to time to change the size, configuration, design, layout and other aspects of the parking areas on the exterior of the Property; provided, however, that no exercise by Landlord of any of the rights described in the preceding provisions of this sentence shall cause to occur any relocation of Tenant's Reserved
Parking Spaces. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time close off or restrict access to the parking area for purposes of permitting or facilitating any such construction, alterations or improvements.

         (c) The rights granted by Landlord to Tenant pursuant to Section 15.20 of this Lease are granted by Landlord to Tenant at no additional cost to Tenant. Notwithstanding anything to the contrary set forth elsewhere in this Lease (including, without limitation, in Section 2 of this Lease), those portions of the Property on which Tenant's Reserved Parking Spaces are located shall be deemed to be a part of the Common Areas for purposes of this Lease.

         15.21. Right of First Offer.

         (a) If at any time during the Term on or after the Base Rent Commencement Date Landlord shall become aware of the availability or impending availability for lease of that certain space in the Building which is contiguous to the Premises (such space being sometimes hereinafter referred to as "Offer Space"), Landlord shall notify Tenant thereof (the "Landlord's Offer Space Notice"). The Landlord's Offer Space Notice shall describe the date as of which the Offer Space shall be available for lease, the period of time for which Landlord shall offer the Offer Space for lease to Tenant (the "Offer Space Lease Term"), and the terms and conditions under which Landlord is willing to lease the Offer Space to Tenant during the Offer Space Lease Term (provided, however, that the Base Rent required to be paid by Tenant to Landlord for the Offer Space with respect to the Offer Space Lease Term shall (i) be paid at that rate, expressed on a per square foot per annum basis, as Landlord, in the sole and absolute discretion of Landlord, shall deem to be the "fair market value" of such Base Rent for the Offer Space as of the 1st day of the Offer Space Lease Term, and (ii) increase, on an annual basis, in accordance with the escalation factor(s) that Landlord, in Landlord's sole and absolute discretion, shall deem to be the "fair market value" annual escalation factor(s) applicable to such Base Rent for the Offer Space from time to time during and with respect to the years of the Offer Space Lease Term). Notwithstanding the foregoing sentence, Landlord shall have no obligation whatsoever (A) to construct and/or install, at Landlord's sole cost and expense or otherwise, or to reimburse Tenant for the cost of, any alterations or improvements of any kind to the Offer Space (including, without limitation, any alterations or improvements similar or dissimilar in nature to the Landlord's Work), and/or (B) to extend to Tenant with respect to the Offer Space for the Offer Space Lease Term any periods of "free rent" or any other rent concessions of any kind (irrespective as to whether Landlord is obligated pursuant to this Lease to extend to Tenant and periods of "free rent" or other rent concessions for the Premises with respect to the Term). In the event that Tenant shall desire to lease the Offer Space from Landlord on the terms and conditions set forth in Landlord's Offer Space Notice, then and in such event, Tenant shall give notice thereof to Landlord (the "Tenant's Offer Space Notice") not later than 10 days after the date of Landlord's Offer Space Notice and Landlord and Tenant shall enter into a legally binding amendment to this Lease on or before that date which is 15 days after the date of Landlord's Offer Space Notice setting forth such terms and conditions pursuant to which the Offer Space shall be leased by Landlord to Tenant. If for any reason whatsoever Tenant shall not give the Tenant's Offer Space Notice to Landlord on or before that date which is 10 days after the date of the Landlord's Offer Space Notice or Landlord and Tenant shall not enter into such an amendment on or before that date which is 15 days after the date of the Landlord's Offer Space Notice, then and in either of such events, Tenant's rights with respect to the Offer Space as set forth in Section 15.21 of this Lease shall expire immediately and Landlord shall thereupon have the right to enter into a lease with any third party for the Offer Space on any terms and conditions as upon which Landlord and such third party shall agree (including, without limitation, any terms and conditions that are similar or dissimilar to the terms and conditions described in the preceding provisions of Section 15.21 of this Lease).

         (b) Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant's rights under Section 15.21 of this Lease: (i) are granted by Landlord exclusively to the originally named Tenant under this Lease, Carrollton Bancorp, and shall not be assignable to or exercisable by any other person or party; (ii) shall expire immediately upon the occurrence of any default by Tenant with respect to any of the agreements, covenants or obligations of Tenant set forth in this Lease; (iii) terminate automatically upon the failure of Tenant to give a Tenant's Offer Space Notice to Landlord within 10 days after the date of Landlord's Offer Space Notice, as provided in
Section 15.21 of this Lease; (iv) terminate automatically upon the failure of Tenant to enter into an amendment to this Lease with Landlord on the terms and conditions set forth in the preceding provisions of this Section 15.21 of this Lease within 15 days after the date of the Landlord's Offer Space Notice; and
(v) shall be subject and subordinate, in all respects and at all times, to any and all Preferential Rights (herein defined) applicable to the Offer Space or any portion thereof, or to any other space in the Building of which the Offer Space or any portion thereof shall be a part, granted by Landlord (or any predecessor-in-interest of Landlord) on or after, or prior to, the Date of Lease for the benefit of any existing or future tenant or occupant of the Property. For purposes hereof, "Preferential Rights" means all rights of renewal, rights of first refusal, rights of first offer, rights to expansion space or any other rights or agreements similar or dissimilar to the foregoing concerning the future or the potential leasing of the Offer Space or any portion thereof or any other space in the Building of which the Offer Space or any portion thereof shall be a part.

         15.22. Tenant's Right of Early Termination.

         (a) For purposes of this Lease, "Amortizable Amount" means that amount equal to the sum of (i) the brokerage fees and commissions paid by Landlord to Landlord's Broker and by Landlord to Tenant's Broker in connection with the negotiation and execution of this Lease, (ii) all reasonable attorneys' fees and related expenses paid by Landlord in connection with the negotiation and execution of this Lease, and (iii) the actual cost of the Landlord's Work. For purposes of this Lease, "Non-Amortized Balance" means, at the time in question, the outstanding and unpaid principal balance of a fully amortizing loan in the amount of the Amortizable Amount payable in equal monthly installments of principal and interest at the rate of 9.00% per annum over a term of 124 full calendar months commencing on the 1st day of the 1st full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date.

         (b) Subject to the terms and conditions of Section 15.22 of this Lease, Tenant shall have the right, at Tenant's sole option, to terminate this Lease as of the last day of the 60th full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date by giving not less than 6 months' prior notice thereof to Landlord and paying to Landlord, at the time of the giving of such notice to Landlord, a lease termination fee equal to the sum of (i) that amount of money equal to the Non-Amortized Balance as of the last day of the 60th full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date and (ii) $135,285.48.

         (c) Subject to the terms and conditions of Section 15.22 of this Lease, Tenant shall have the right, at Tenant's sole option, to terminate this Lease as of the last day of the 84th full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date by giving not less than 6 months' prior notice thereof to Landlord and paying to Landlord, at the time of the giving of such notice to Landlord, a lease termination fee equal to the sum of (i) that amount of money equal to the Non-Amortized Balance as of the last day of the 84th full calendar month occurring during that portion of the original Term commencing on the Base Rent Commencement Date and (ii) $142,134.30.

         (d) Upon the request of Tenant made at any time following completion of the Landlord's Work, Landlord shall notify Tenant of the Amortizable Amount, which notification shall set forth in detail reasonably acceptable to Tenant the items includable in the Amortizable Amount. All determinations as to the Amortizable Amount shall be made by Landlord, in Landlord's sole but reasonable discretion, and shall be conclusive and binding in all respects upon Landlord and Tenant absent manifest error.

         (e) Notwithstanding anything to the contrary set forth elsewhere in this Lease: (i) Tenant shall have no right to exercise any right of early termination granted by Landlord to Tenant pursuant to Section 15.22 of this Lease if, either at the time notice thereof is given by Tenant to Landlord or as of the date identified by Tenant in such notice as being the date of early termination of the Term, a default shall exist under the terms and conditions of this Lease with respect to any agreement, covenant or obligation of Tenant set forth in this Lease; and (ii) The terms and conditions of Section 15.22 of this Lease shall apply only to the original Term and shall not apply to any Renewal Term becoming effective in accordance with the terms and conditions of Section
15.18 of this Lease.

         15.23. Tenant Generator.

         (a) For purposes of this Lease, "Tenant Generator" means, collectively, that certain diesel fuel powered electrical generator contemplated to be installed and operated by Tenant at the Property in accordance with the terms and conditions of Section 15.23 of this Lease.

         (b) Subject to the terms and conditions of Section 15.23 of this Lease, Tenant shall have the right, at Tenant's sole cost and expense, to install and operate the Tenant Generator on the exterior of the Property at a location in the vicinity of the Premises designated by Landlord, in Landlord's sole and absolute discretion. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall not install the Tenant Generator at the Property until such time as: (i) At Tenant's sole cost and expense, Tenant shall have obtained all federal, state and/or local governmental permits, authorizations and approvals (collectively, the "Tenant Generator Permits") as shall be necessary in connection with the installation and/or operation of the Tenant Generator; (ii) Landlord shall have approved in writing, in the sole but reasonable discretion of Landlord, the final drawings, plans and specifications describing the Tenant Generator and the installation thereof (collectively, the "Tenant Generator Plans"); (iii) Landlord shall have approved in writing, in Landlord's sole but reasonable discretion, the contractor (the "Tenant Generator Contractor") to be employed by Tenant in connection with the installation of the Tenant Generator; and (iv) Evidence shall be provided by Tenant to Landlord, in form and substance satisfactory in all respects to Landlord, in the sole but reasonable discretion of Landlord, that the Tenant Generator Contractor shall have in full force and effect such builder's risk, general liability and other insurance coverages as Landlord shall deem necessary, in Landlord's sole but reasonable discretion, in connection with the installation of the Tenant Generator. No later than 30 days after the completion of the installation of the Tenant Generator, at Tenant's sole cost and expense, Tenant shall provide to
Landlord: (A) A true and complete copy of the certificate issued by the Tenant Generator Contractor to Tenant and Landlord stating that the Tenant Generator has been installed at the Property in strict accordance with the Tenant Generator Plans, the Tenant Generator Permits, and all Applicable Requirements;
(B) True and complete copies of all Tenant Generator Permits required to be obtained in connection with the installation and/or operation of the Tenant Generator; and (C) Evidence that the Tenant Generator has been installed in accordance with all Applicable Requirements.

         (c) At all times during the Term and at Tenant's sole cost and expense, Tenant (i) shall cause the Tenant Generator to be installed and operated in accordance with all of the Tenant Generator Permits and all Applicable Requirements, (ii) shall keep the Tenant Generator in good operating condition and working order, making all necessary repairs, replacements and maintenance with respect thereto as and when necessary, and (iii) shall cause the Tenant Generator and those portions of the Property at, about or under the Tenant Generator to be kept free of all Hazardous Substances and discharges of the same and of all trash and debris.

         (d) Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all losses, liabilities, claims, damages, costs and/or expenses (including, without limitation, reasonable attorneys' fees) that Landlord may suffer or incur, or which may be asserted against Landlord, in connection with the installation, operation, repair, replacement, maintenance and/or removal by Tenant of the Tenant Generator. Notwithstanding anything to the contrary set forth elsewhere in this Lease, the rights granted by Landlord to Tenant to install and operate the Tenant Generator set forth in Section 15.23 of this Lease shall terminate immediately upon the issuance of any order or determination by any federal, state and/or local governmental authority having jurisdiction with respect to the Tenant Generator or the Property stating that the installation and/or operation of the Tenant Generator at the Property shall no longer be permitted.

         (e) Notwithstanding anything to the contrary set forth elsewhere in this Lease, at Tenant's sole cost and expense, on or before the Expiration Date or any earlier date as of which this Lease or Tenant's right to install and/or operate the Tenant Generator at the Property shall terminate, Tenant shall remove the Tenant Generator from the Property in accordance with all Applicable Requirements and restore the Property to its condition as existing prior to the installation and operation of the Tenant Generator by Tenant.

         15.24. Miscellaneous. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings. No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof. Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties. All addenda, exhibits, riders and supplements attached to this Lease shall be deemed to be a part of this Lease. This Lease may be modified only in writing, signed by the Parties at the time of the modification. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant. Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant. This Lease may be executed in counterparts, each of which shall be deemed to be an original of this Lease, but all of which, together, shall constitute one and the same instrument. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity. This Lease shall be binding upon the Parties, their heirs, personal representatives, successors and assigns and be governed by the laws of the State of Maryland. Any litigation between the Parties concerning this Lease shall be initiated in the county in which the Premises are located. Notwithstanding anything to the contrary set forth elsewhere in this Lease, this Lease shall be deemed to be effective as of the Date of Lease even though either or both of the Parties may execute and/or deliver this Lease on a later or different date.

     IN WITNESS WHEREOF, THE PARTIES, BY THEIR DULY AUTHORIZED OFFICERS, PARTNERS OR MEMBERS, HAVE EXECUTED AND DELIVERED THIS LEASE AS OF THE DATE OF LEASE.

                                           Landlord:

WITNESS:                                   GATEWAY 38 LLC,
                                           a Maryland limited liability company
                                           By: AMB Property, L.P.,
                                                a Delaware limited partnership,
                                                its member
                                                By:   AMB Property Corporation,
                                                       a Maryland corporation,
                                                       its general partner



/s/Carrie Thalheimer                            By: /s/ Mark T. Shearer   (SEAL)
----------------------------                    --------------------------------
                                                Mark T. Shearer, Vice President

                                           Address:   6420 A Dobbin Road
                                                      Columbia, Maryland   21045
                                                      Attention: Mr. Mark T.
                                                                 Shearer, Vice
                                                                 President

                                           Date of Execution: September 24, 2008

                                           Tenant:

WITNESS/ATTEST:                            CARROLLTON BANCORP,
                                           a Maryland corporation



/s/Allyson Cwiek                           By: /s/Robert A. Altieri       (SEAL)
----------------------------                   ---------------------------------
                                               Robert A. Altieri, President and
                                                Chief Executive Officer

                                           Address:   344 North Charles Street
                                                      Baltimore, Maryland  21201
                                                      Attention: Mr. Robert A.
                                                                 Altieri,
                                                                 President and
                                                                 Chief Executive
                                                                 Officer

                                           Date of Execution: September 23, 2008

                                    EXHIBIT A

        DIAGRAM OF THE PREMISES AND THE TENANT'S RESERVED PARKING SPACES







                            SEE ATTACHED PDF GRAPHIC

                                    EXHIBIT B

                              RULES AND REGULATIONS

     1. The sidewalk, entries, and driveways of the Property shall not be obstructed by Tenant or its agents or used by any of them for any purpose other than ingress and egress to and from the Premises.

     2. Tenant shall not place any objects, including, without limitation, antennas or outdoor furniture, in the parking areas, landscaped areas or other areas outside of the Premises or on the roof of the Property without first obtaining the written consent of Landlord thereto (which written consent of Landlord may be withheld by Landlord in Landlord's sole and absolute discretion).

     3. Except for seeing-eye dogs, no animals shall be allowed on the Property.

     4. Tenant shall not disturb the occupants of the Property or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

     5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent shall direct the electrician as to where and how the wires may be introduced, and without such direction no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

     6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in this Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought onto the Property.

     7. Parking any type of recreational vehicle is specifically prohibited on or about the Property. Except for the overnight parking of operating vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. Except within Tenant's loading area, if any (as shown on Exhibit A to this Lease), all parking will be open parking and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

     8. Tenant shall maintain the Premises free from rodents, insects and other pests.

     9. Landlord reserves the right to exclude or expel from the Property any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations, as amended from time to time.

     10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     11. Tenant shall give Landlord prompt notice of any defects of which it has knowledge in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

     12. Tenant shall not permit storage outside the Premises, including, without limitation, outside storage of trucks, trailers and other vehicles, or dumping of waste or refuse or permits any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

     13. All movable trash receptacles provided by the trash disposal firm for the Premises must be kept in Tenant's loading area.

     14. No auction, public or private, will be permitted on the Premises or the Property.

     15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

     16. The Premises shall not be used for lodging, sleeping or cooking (other than incidental meals for employees) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

     17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Property and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

     18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

     19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                    EXHIBIT C

                               MOVE OUT STANDARDS

     In furtherance of the terms and conditions of Section 7.3 of this Lease and without limiting the generality thereof, Tenant hereby agrees that the Premises shall be surrendered by Tenant to Landlord on or before the last day of the Term or the date of any earlier termination thereof in accordance with the terms and conditions of this Lease in a manner that is fully consistent in all respects with the following standards and guidelines:


1.      Lights           Lights will be fully operational with all bulbs
                         functioning.

2.      Tenant-Installed Removed and space turned to condition when originally
        Equipment        leased.

3.      Walls            Sheetrock (drywall) damage should be patched and
                         fire-taped so that there are no holes in the Premises.

4.      Roof             Any Tenant-installed equipment to be removed and roof
                         penetrations to be properly repaired by a licensed roofing contractor.

5.      Signs            All exterior signs to be removed and holes patched and
                         paint touched-up as necessary. All window signs should be removed.

6.      Heating,         A written report from a licensed heating, ventilating
        Ventilating      and air conditioning system contractor within the last
        and/or Air       3 months stating that all heating, ventilating and air
        Conditioning     conditioning systems are in good and safe operating
        System           condition.

7.      Overall          Clean windows, sanitize bathrooms, vacuum carpet and
        Cleanliness      remove any and all debris from the Premises. Remove all
                         debris from exterior of the Premises.

8.      Upon Completion  Contact Landlord's property manager to coordinate date for turning off power, turning in keys, and obtaining final Landlord inspection of the Premises which, in turn, will facilitate any refund of the Security Deposit in accordance with the terms and conditions of this Lease.

                                   SCHEDULE 1

                       DESCRIPTION OF THE LANDLORD'S WORK

     The Landlord's Work shall consist solely of the following alterations and improvements to the interior of the Premises and portions of the Common Areas:

     1. Those alterations and/or improvements that are more particularly described in the drawings attached to and hereby made a part of this Schedule 1 as Schedule 1-A (including, without limitation, the new heating, ventilating and/or air conditioning units to be installed so as to serve the Premises that are therein described); provided, however that all materials used in the construction and/or installation of such alterations and/or improvements shall be of types, brands, colors, quality, capacities, designs and specifications selected by Landlord in Landlord's sole and absolute discretion.

     2. The re-striping of that portion of the Common Areas designated by Landlord for parking of automobiles as of the Date of Lease located to the rear of the Building; provided however, that the number of spaces to re-stripe and the colors, quality, brands and specifications of any materials used by Landlord to complete such re-striping shall be selected by Landlord in Landlord's sole and absolute discretion.

     3. The landscaping of the exterior portions of the Common Areas in the immediate vicinity of the Premises in a manner deemed by Landlord to be commercially reasonable and commensurate with the type of landscaping that Landlord typically provides with respect to exterior areas of commercial properties owned by Landlord elsewhere in the Columbia, Maryland area that are similar in nature to the Building and the Commercial Center.


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

                                  SCHEDULE 1-A

                              APPROVED SPACE PLAN






                            SEE ATTACHED PDF GRAPHIC


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